Exhibit 32.02

Certification by the Chief Financial Officer

of Loews Corporation pursuant to 18 U.S.C. Section 1350

(as adopted by Section 906 of the

Sarbanes-Oxley Act of 2002)

Pursuant to 18 U.S.C. Section 1350, the undersigned chief financial officer of Loews Corporation (the “Company”) hereby certifies, to such officer’s knowledge, that the Company’s annual report on Form 10-K for the year ended December 31, 2009 (the “Report”) fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 and the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Dated: February 24, 2010	By:	/s/ Peter W. Keegan
PETER W. KEEGAN
Chief Financial Officer